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                            LIST OF SUBSIDIARIES OF
                              ACADIA REALTY TRUST
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Acadia Realty Trust
Acadia Realty Limited Partnership

ACRS, Inc.
Acadia Realty Management Services, Corp.
Sound View Management LLC

Acadia Bartow Avenue, LLC
Acadia Mad River Property LLC
Acadia Merrillville Realty, L.P.
Acadia Town Line, LLC
Acadia Crescent Land, LLC
Acadia Rocky Hill Market, LLC
Blackman Fifty L.P.
Heathcote Associates, L.P.
Mark Plaza Fifty L.P.
Mark Twelve Associates, L.P.
Pacesetter/Ramapo Associates
RD Abington Associates Limited Partnership
RD Absecon Associates, L.P.
RD Bloomfield Associates Limited Partnership
RD Branch Associates L.P.
RD Columbia Associates, L.P.
RD Elmwood Associates, L.P.
RD Hobson Associates, L.P.
RD Methuen Associates Limited Partnership
RD Smithtown, LLC
RD Village Associates Limited Partnership
RD Whitegate Associates, L.P.
RD Woonsocket Associates Limited Partnership

Acadia 239 Greenwich Avenue, LLC
Acadia Heathcote, LLC
Acadia Merrillville Realty, Inc.
Acadia Pacesetter LLC
Acadia Property Holdings, LLC
Blackman Fifty Realty Corp.
Mark Plaza Fifty Realty Corp.
New Castle Fifty Realty Corp.
RD Absecon, Inc.

239 Greenwich Associates Limited Partnership
Crossroads II
Crossroads Joint Venture
Port Bay Associates, LLC

Acadia Realty Acquisition I, LLC
Acadia Strategic Opportunity Fund, L.P.

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Acadia Amherst, LLC
Acadia Granville, LLC
Acadia Sheffield Crossing, LLC

Acadia Brandywine Condominium, LLC
Acadia Brandywine Holdings Special Member, LLC
Acadia Brandywine Holdings, Inc.
Acadia Brandywine Holdings, LLC
Acadia Brandywine Subsidiary, Inc.
Acadia Brandywine Subsidiary, LLC
Acadia Brandywine Town Center Special Member, LLC
Acadia Brandywine Town Center, Inc.
Acadia Brandywine Town Center, LLC
Acadia Market Square Special Member, LLC
Acadia Market Square, Inc.
Acadia Market Square, LLC

Acadia K-H, LLC
AmCap Acadia 8th Addition, LLC
AmCap Acadia 9th Addition, LLC
AmCap Acadia Agent, LLC
AmCap Acadia Atlanta LP
AmCap Acadia Batesville, LLC
AmCap Acadia Benton, LLC
AmCap Acadia Carthage LP
AmCap Acadia Cary, LLC
AmCap Acadia Cincinnati, LLC
AmCap Acadia Conroe LP
AmCap Acadia Great Bend, LLC
AmCap Acadia Hanrahan, LLC
AmCap Acadia Indianapolis, LLC
AmCap Acadia Irving LP
AmCap Acadia K-H Holding, LLC
AmCap Acadia K-H, LLC
AmCap Acadia Little Rock, LLC
AmCap Acadia Longview, LLC
AmCap Acadia Mustang, LLC
AmCap Acadia Pratt, LLC
AmCap Acadia Roanoke, LLC
AmCap Acadia Roswell, LLC
AmCap Acadia Ruidoso, LLC
AmCap Acadia San Ramon, LLC
AmCap Acadia Shreveport, LLC
AmCap Acadia Springerville, LLC
AmCap Acadia Tucson, LLC
AmCap Acadia Tulsa, LLC

Acadia Tarrytown, LLC
Acadia-Noddle Tarrytown Development Co., LLC

Acadia D.R. Management, Inc.
Acadia Hendon Hitchcock Plaza, LLC